FROHLING, HUDAK & MCCARTHY, P.C.
                               COUNSELLORS AT LAW

425 EAGLE ROCK AVENUE                                             P.O. BOX 926
     SUITE 200                                                  NEWARK, NJ 07101
 ROSELAND, NJ 07068                                              (973) 622-2800
  (973) 226-4600
FAX (973) 226-0969                                              Please Reply to:

                                                                   [X]  Roseland
                                                                   [ ]  Newark




                                             June 3, 1999

Planet Entertainment Corporation
222 Highway 35 South
Middletown, NJ 07748

         RE: PLANET ENTERTAINMENT CORPORATION

Gentlemen:

         We have reviewed all pertinent corporate documents and materials required to be reviewed in connection with the status of the 2,750,000 shares of common stock (the "2,750,000 Shares") of the Company being registered with the U.S. Securities and Exchange Commission, pursuant to a Registration Statement on Form SB-2 (the "Registration Statement") and in connection therewith render the following opinion:

         (a) All the 2,750,000 Shares being registered pursuant to the Registration Statement will, when issued upon the proper exercise of the conversion rights and warrants, be duly authorized, fully paid, validly issued, and non-assessable.

         (b) All corporate action required to be taken by the Company in connection with the registration of the 2,750,000 Shares has been taken.

         We hereby consent to our firm being named in the Registration Statement and accompanying prospectus in the section entitled "Interest of Named Experts and Counsel," and to our opinion being included as an exhibit to the Registration Statement.

                                             Very truly yours,




                                             FROHLING HUDAK & McCARTHY P.C.